CHANGE IN TERMS AGREEMENT


Borrower:  Dynasil Corporation of America
           385 Cooper Road
           West Berlin, NJ  08091-9145

Lender:  Susquehanna Bank
         Camden Corporate Office
         Two Aquarium Drive
         4th Floor
         Camden, NJ  08103

Principal Amount: $1,000,000        Date of Agreement:
January 21, 2010

DESCRIPTION OF EXISTING INDEBTEDNESS.  Original Promissory
Note dated July 1, 2008 and most recent Change in Terms/Modification if applicable.

DESCRIPTION OF CHANGE IN TERMS. Bank and Borrower agree the maturity date shall be extended from January 31, 2010 to April 30, 2010 with a floor rate of 4.00% of even date. Except as expressly changed by this Agreement, Borrower hereby re-affirms the obligations under the Note dated July 1, 2008 as subsequently modified, if applicable, and further affirms all terms contained in that Note as modified.

Any reference to the Note in any documents securing, guaranteeing, supporting or modifying the Note and the obligations created in the Note, shall be deemed to refer to the Note as hereby amended. Any documents related to the Note shall be deemed to be so amended.

PAYMENT. Borrower will pay this loan in full immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 30, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 31, 2010, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Money Rates section of the Wall Street Journal. When a range of rates has been published, the higher rate will be used ("the Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index is currently 3.250% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate equal to the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.
If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND
UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING
THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO
THE TERMS OF THE AGREEMENT.

BORROWER:



DYNASIL CORPORATION OF AMERICA

By:  /s/ Craig T Dunham
           -------------------
             Craig T Dunham,
             President of Dynasil Corporation of
             America